UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 12, 2011

MainStreet BankShares, Inc.

(Exact  name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other	(Commission	(I.R.S. EmployerJurisdiction
of incorporation)	File Number)	Identification No.)

1075 Spruce Street, Martinsville, Virginia		24112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(276) 632-8054

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4c)

Item 8.01        Other Events

MainStreet BankShares, Inc., (“MainStreet”) held its 2011 Annual Meeting of Shareholders on May 12, 2011 at Ferrum College, Franklin Hall, 445 Ferrum Mountain Road, Ferrum, Virginia, 24088.  The shareholders elected two Class A directors to serve until the 2014 Annual Meeting of Shareholders, or in the case of each director, until his or her successor is duly elected and qualifies.   The directors elected were Larry A. Heaton and Michael A. Turner.  Also, continuing as Class B directors are Joseph F. Clark, C. Laine Dalton, and Joel R. Shepherd (Chairman), whose terms expire in 2012.  Continuing Class C directors are William L. Cooper, III, J. Mac Deekens, and Danny M. Perdue, whose terms expire in 2013.

Total shares represented in person or by proxy at the Annual Shareholders’ Meeting were 1,219,937 out of a total of 1,713,375 outstanding shares or 71.2% excluding broker non-votes.

The director election results for the two Class A directors whose terms expire in 2014 were as follows:

	For	Withheld
Larry A. Heaton	1,050,781	24,964
Michael A. Turner	1,058,596	17,149

The appointment of Yount, Hyde, & Barbour, P.C. as MainStreet’s independent registered public accounting firm for the year ending December 31, 2011 was also ratified at the Annual Shareholders’ Meeting.  Shares voted for the ratification were 1,211,817 and shares withheld were 8,120.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2011	/s/ Larry A. Heaton
Larry A. Heaton
President and CEO

Date: May 13, 2011	/s/ Brenda H. Smith
Brenda H. Smith
Executive Vice President/CFO/Corporate Secretary